As filed with the Securities and Exchange Commission on April 29, 2002
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             MIPS TECHNOLOGIES, INC.
               (Exact name of issuer as specified in its charter)


               Delaware                                  77-0322161
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

                              1225 Charleston Road
                          Mountain View, CA 94043-1353
                    (Address of principal executive offices)


          MIPS Technologies, Inc. 2002 Non-Qualified Stock Option Plan
                            (Full title of the plan)

                                John E. Bourgoin
                      Chief Executive Officer and President
                             MIPS TECHNOLOGIES, INC.
                              1225 Charleston Road
                          Mountain View, CA 94043-1353
                     (Name and address of agent for service)


                                 (650) 567-5000
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE


                                                      Proposed Maximum    Proposed Maximum
Title of Securities to be Registered   Amount to be    Offering Price         Aggregate         Amount of
                                        Registered      Per Share(*)       Offering Price    Registration Fee

Class A Common Stock,                    1,000,000        $7.12               $7,120,000         $655.04
$0.001 par value



(*) The price shown is the average of the bid and asked price of the Class A Common Stock reported on the Nasdaq National Market on April 25, 2002 in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), and is being used solely for the purpose of calculating the registration fee.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*





















----------------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by MIPS Technologies, Inc. (the "Registrant") are incorporated by reference in this Registration Statement:

          (a) Annual Report of the Registrant on Form 10-K for the year ended June 30, 2001.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Registrant document referred to in (a) above.

          (c) The description of the Registrant's shares of Class A Common Stock, par value $0.001 per share (the "Common Stock") to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on April 5, 1999, which registration statement incorporates by reference the description set forth in the Registrant's Proxy Statement filed on February 26, 1999 under the heading "Description of MIPS Capital Stock Prior to and Following the Recapitalization"; and subsequently amended by Amendment No. 1 on Registrant's Registration Statement on Form 8-A filed on September 15, 2000, and including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part thereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against expenses which such officer or director actually and reasonably incurred. The Restated Certificate of Incorporation of the Registrant provides for indemnification of the officers and directors of the Registrant to the full extent permitted by applicable law.

          In accordance with Delaware law, the Restated Certificate of Incorporation of the Registrant contains a provision to limit the personal liability of directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

          The indemnification provisions in the Bylaws may be sufficiently broad to permit indemnification of the registrant's directors and officers for liabilities arising within the meaning of the Securities Act.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See Exhibit Index.

Item 9.   Undertakings.

          (a)   The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, California, on April 29, 2002.


                             MIPS TECHNOLOGIES, INC.


                             By: /s/ John E. Bourgoin
                                 ------------------------------
                                 John E. Bourgoin
                                 President, Chief Executive Officer and Director

                        SIGNATURES and POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. In addition, each person whose signature appears below constitutes and appoints John E. Bourgoin and Kevin C. Eichler, each alone to act as his true and lawful attorney-in-fact and agent, each with the full power of substitution, for him and in his name in any and all capacities, to sign any or all amendments, including pre-effective and post-effective amendments, and supplements to this Registration Statement on Form S-8 relating to the Registrant's Non-Qualified Stock Option Plan, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


          Signature                            Title                            Date


/s/  John E. Bourgoin
----------------------------
  John E. Bourgoin           Chairman of the Board, President, Chief
                             Executive Officer, and Director (Principal
                             Executive Officer)                            April 29, 2002


/s/  Kevin C. Eichler
----------------------------
  Kevin C. Eichler           Vice President and Chief Financial Officer
                             (Principal Financial and Accounting
                             Officer)                                      April 29, 2002

/s/  Kenneth L. Coleman
----------------------------
  Kenneth L. Coleman         Director                                      April 29, 2002


/s/  Fred M. Gibbons
----------------------------
  Fred M. Gibbons            Director                                      April 29, 2002


/s/  Anthony B. Holbrook
----------------------------
  Anthony B. Holbrook        Director                                      April 29, 2002


/s/  Benjamin A. Horowitz
----------------------------
  Benjamin A. Horowitz       Director                                      April 29, 2002

/s/  William M. Kelly
----------------------------
  William M. Kelly           Director                                      April 29, 2002


                                  EXHIBIT INDEX


Item 8.   Exhibits

          The following exhibits are filed as part of this Registration
Statement:

4.1       MIPS Technologies, Inc. 2002 Non-Qualified Stock Option Plan.

5.1 Opinion of Shearman & Sterling as to the validity of the shares being registered pursuant to this Registration Statement.

23.1      Consent of Ernst & Young LLP, independent auditors.

23.2      Consent of Shearman & Sterling (contained in Exhibit 5.1).

24.1      Power of Attorney (included on signature page).

---------------